AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT

                                     between

                            PIONEER INSURANCE COMPANY
                                       and
                        DONEGAL MUTUAL INSURANCE COMPANY


                                    ARTICLE 1
                                    ---------

BUSINESS COVERED
----------------
This agreement is entered into as part of an agreement for Donegal Mutual Insurance Company to sell all of the outstanding stock of Pioneer Insurance Company, Greenville, New York, to Donegal Group Inc. per the terms of a Stock Purchase Agreement dated as of January 1, 2001. This Agreement, subject to the terms and conditions herein contained, is for Donegal Mutual Insurance Company ("Donegal") to indemnify Pioneer Insurance Company ("Pioneer") in respect of the net liability as herein provided and specified which may accrue to Pioneer as a result of any loss or losses which may occur during the term of this Agreement under any and all binders, policies, and contracts of insurance or reinsurance (hereinafter referred to as "policy" or "policies") heretofore or hereafter issued or entered into by or on behalf of Pioneer.

                                    ARTICLE 2
                                    ---------
TERRITORY
---------
This Agreement shall cover wherever Pioneer's policies cover.

                                    ARTICLE 3
                                    ---------
EXCLUSIONS
----------
This Agreement shall not cover:

         A.     Business classified by the Reinsured as:

                1. Overhead transmission and distribution lines and their supporting structures other than those on or within 150 meters (or 500 feet) of the insured premises. It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverage are not subject to this exclusion provided that these are not part of a transmitter's or distributor's policy.

                2. Pools, Associations, or Syndicates, including State Insurance Guaranty Associations. However, such operations which Pioneer is obliged to cover by reason of membership or participation in any Automobile Assigned Risk Pool, Plan or Facility, any FAIR Plan, or any Coastal Pool are not to be excluded. Furthermore, this exclusion shall not apply to any Inter-Company Pooling.

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                3.   Insurance on Growing and/or Standing Crops.

                4. Reinsurance of any kind assumed by the Reinsured, except local agency reinsurance accepted in the normal course of business.

                5. Bridges, tunnels and art collections valued at over $150,000,000.

                6.   Aviation.

                7.   Insolvency Funds, as per clause attached.

                8.   Flood, when written as such.

         B. Extra Contractual Obligations and Loss in Excess of Original Policy Limits - "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by Pioneer to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its Insured or Reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The term "Loss in Excess of Original Policy Limits" shall mean a net loss of Pioneer which is in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of the following: failure by Pioneer to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its Insured or Reinsured or in the preparation or prosecution of an appeal consequent upon such action.

         C.     Fidelity, Surety, Credit, Title, Insolvency and Financial
Guaranty.


         D. Loss or Liability excluded by the provisions of the Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance, as per clause attached hereto.

         E.     War, as defined in the original policy.

         F.     Ocean Marine

                                    ARTICLE 4
                                    ---------
TERM
----
This Agreement shall become effective on January 1, 2001 at 12:01 A.M. Standard Time and shall terminate as of December 31, 2002, unless earlier terminated by mutual consent of Donegal and Pioneer or by 60 days prior written notice of termination by either party to the other party.

                                      2

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                                    ARTICLE 5
                                    ---------
DEFINITION OF LOSS OCCURRENCE
-----------------------------
The term "Loss Occurrence" shall mean any one occurrence or series of occurrences arising out of one event.

                                    ARTICLE 6
                                    ---------
NET RETAINED LINES
------------------
This Agreement applies only to that portion of any insurance or reinsurance covered by this Agreement which Pioneer retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurance or reinsurance which Pioneer retains net for its own account shall be included.


                                    ARTICLE 7
                                    ---------
ULTIMATE NET LOSS INCURRED
--------------------------
The term "Ultimate Net Loss Incurred" shall be understood to mean the actual loss or losses incurred or to be incurred by Pioneer under its policies, such loss or losses to include both allocated and unallocated loss adjusting expenses, if any, and interest accrued where such interest is part of the judgement (including amounts recoverable under other reinsurance) and salvages actually made by Pioneer; provided always that nothing in this Article shall be construed to mean that losses under this Agreement are not recoverable until Pioneer's ultimate net loss has been ascertained.

                                    ARTICLE 8
                                    ---------
CEDING OF NET LOSS
------------------

         A.     Loss Development
                ----------------

                Pioneer will cede, and Donegal will assume, an amount equal to the adverse development of losses and loss adjusting expenses reserves, for all claims with dates of loss prior to January 1, 2001 as developed from January 1, 2001 through December 31, 2002 with calculations made at the end of each quarter.

         B.     Aggregate Excess of Loss
                ------------------------

                Pioneer will cede, and Donegal will assume, an amount equal to the excess of the loss and adjusting ratio as determined for the years 2001 and 2002, before this reinsurance, but after any recovery under the "Loss Development" section of this contract, over a loss and adjusting ratio of 60%. This excess applied to the Net Earned Premium of Pioneer for 2001 and 2002, respectively, with interim calculations for each year made at March 31, June 30, and September 30.

                                       3

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         C.     Reports
                -------

                Reports as to Loss Development and Aggregate Excess of Loss are to be made no latter than 30 days after the end of each calendar quarter during which the development is in effect and all remittances indicated by any report shall be due within 15 days after receipt of any report.


                                    ARTICLE 9
                                    ---------
ACCESS TO RECORDS
-----------------
Pioneer and Donegal, by their duly appointed representatives, shall have the right at any reasonable time, to examine all papers in the possession of the other referring to business effected hereunder.


                                   ARTICLE 10
                                   ----------
ERRORS AND OMISSIONS
--------------------
Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made. Such delay, omission or error shall be rectified immediately upon discovery.

                                   ARTICLE 11
                                   ----------
ARBITRATION
-----------
As a precedent to any right of action hereunder, if any dispute shall arise between Pioneer and Donegal with reference to the interpretation of this Agreement or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Agreement, such dispute upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall be disinterested active or retired executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London not under the control of either party to this Agreement.

The arbitrators shall interpret the Agreement and make their decision with regard to the custom and usage of the insurance and reinsurance business. They shall issue their decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence, but in which cross examination and rebuttal shall be allowed. They


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shall make their award with a view to effecting the general purpose of this
Agreement in a reasonable manner rather than in accordance with a literal interpretation of the language.

The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgement may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. Said arbitration shall take place in Greenville, New York unless some other place is mutually agreed upon by Pioneer and Donegal.

                                   ARTICLE 12
                                   ----------
INSOLVENCY FUNDS EXCLUSION CLAUSE
---------------------------------
This Agreement excludes all liability of Pioneer arising, by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency find. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payment or assumption by the company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

                                   ARTICLE 13
                                   ----------

INSOLVENCY
----------
In the event of the insolvency of the Reinsured, this reinsurance shall be payable directly to the reinsured, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim. It is agreed, however that the liquidator, receiver, conservator or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the Reinsured indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that they may deem available to the Reinsured or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable subject to the approval of the court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

         NUCLEAR INCIDENT EXCLUSION CLAUSE PHYSICAL DAMAGE - REINSURANCE


1. This Reinsurance does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

     (A) Nuclear reactor power plants including all auxiliary property on the site, or

     (B) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

     (C) Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

     (D) Installations other than paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

     (A) Where Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (B) Where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (B) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

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


4.   Without in any way restricting the operations of paragraphs (1), (2) and
3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

7.   Reinsured to be sole judge of what constitutes:

     (A) Substantial quantities, and
     (B) The extent of installation, plant or site.

NOTE:    Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

     (A) All policies issued by the Reinsured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

     (B) With respect to any risk located in Canada policies issued by the Reinsured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                        INTEREST AND LIABILITIES CONTRACT

                                       to

                  AGGREGATE EXCESS OF LOSS REINSURANCE CONTRACT

                                     between

                            PIONEER INSURANCE COMPANY

                                       and

                        DONEGAL MUTUAL INSURANCE COMPANY


It is hereby agreed by and between Pioneer Insurance Company ("Pioneer") and Donegal Mutual Insurance Company ("Donegal") that Donegal will assume a 100% share and Pioneer will cede a 100% share of the Interests and Liabilities as set forth in the attached AGGREGATE EXCESS OF LOSS Reinsurance Agreement effective January 1, 2001.

This Contract made and executed in duplicate this 27th day of December, 2000.

PIONEER INSURANCE COMPANY

/s/ Ralph G. Spontak
-------------------------------
Ralph G. Spontak, Secretary



DONEGAL MUTUAL INSURANCE COMPANY

/s/ Donald H. Nikolaus
-------------------------------
Donald H. Nikolaus, President


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